Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 17, 2025, with respect to the consolidated financial statements of Commercial Vehicle Group, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Detroit, Michigan
May 22, 2025